Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.17

Execution Version

TERM SHEET FOR BITCOIN MINING HOSTING AGREEMENT WITH A TURNKEY INFRASTRUCTURE.

This Term Sheet, dated as of February 3, 2021 (the “Term Sheet”), entered into by and among Cipher Mining Technologies Inc., a Delaware corporation (“Cipher”), which is an affiliate of Bitfury Holding B.V., whose registered office is located at Strawinskylaan 3051, 1077ZX Amsterdam, the Netherlands or its affiliates and assignees (“Bitfury” or “BF”), BitFury, and 500 N 4th Street LLC, a Delaware limited liability company (“Standard Power” and together with Cipher and BF being each a “Party” and collectively the “Parties”) shall provide the basic terms and conditions of a Hosting Agreement (the “Hosting Agreement”) to be entered into between Cipher and Standard Power for the hosting of bitcoin miners provided by Cipher at facilities owned or leased by Standard Power (each a “Facility” and collectively the “Facilities”). This Term Sheet is subject in all matters to the negotiation and entry of legally binding agreements (the “Binding Agreements”), which shall include the Hosting Agreement and a container purchase agreement to be entered into between BitFury and Standard Power (the “Container Purchase Agreement”), and is not itself a binding agreement in any way except as expressly set forth herein.

The terms of the contemplated transactions are as follows:

Host:	Standard Power at the Facilities

Equipment Tenant:	Cipher

Facilities:	The Facilities are located at (A) [***] “Facility A”); (B) [***]“Facility B”); and (C) [***] “Facility C”).

Binding Agreements:	The Parties agree to use all commercially reasonable efforts to negotiate and enter into the Binding Agreements within ninety (90) days hereof. The Parties intend that the Hosting Agreement shall be in form and substance in all material respects to the model Hosting Agreement annexed hereto as Exhibit A. The Parties intend that the Container Purchase Agreement will be in form and substance to that customarily used for similar cross-border sales by BF.

Standard Power Obligations:	Standard Power shall provide at each Facility secure and fully sufficient containers (the “Containers”), per the Container Purchase Agreement to be entered into between Standard Power and BF, infrastructure and all necessary utilities for the proper utilization of all bitcoin miners supplied by BF. Standard Power shall also be responsible for the maintenance of the Facilities, the Containers and the Miners and adequate insurance thereon with BF named as an “additional insured.” Repair and/or replacement of the Miners shall be performed in accordance with the terms of the Hosting Agreement.

Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

Standard Power shall provide interconnection agreements for each Facility from the utility (AEP). The Parties acknowledge and agree that this exists for the [***] Facility and will be required for the effectiveness of the portions of the Binding Agreements applicable to the other Facilities.

Standard Power will secure participation in the AEP [***] program that will allow the control of transmission costs through load curtailment (BTCR Pilot Program) (each a “BTCR Seat”). The Parties acknowledge and agree that this exists for the [***] Facility and will be required for the effectiveness of the portions of the Binding Agreements applicable to the other Facilities.

Cipher and BF Obligations:

Cipher shall (a) deliver to the Facilities the Miners (as defined below) in the number required at a minimum to utilize the Power actually provided by Standard Power from time to time and (b) provide Standard Power either with an acceptable form of credit guarantee or a security deposit in cash paid in advance (to be agreed in the Binding Agreements) equal to three (3) months aggregate Base Hosting Fee and Infrastructure Fee.

Cipher shall provide (A) to the [***] Facility, the [***] Miners (as defined below), (B) to the [***] Facility, the [***] Miners (as defined below), and (C) to the [***] Facility, the [***] Miners (as defined below).

BF shall sell to Standard Power the Containers, per the Container Purchase Agreement.

Miners:	Pursuant to (i) its unconditional obligations and (ii) if it exercises its Right Of First Refusal (as defined below) for usage of additional capacity, Cipher will deliver to (A) the [***] Facility recent generation bitcoin miners in the amount appropriate for the Power actually provided there (each a “[***] Miner” and collectively the “[***] Miners”), (B) the [***] Facility recent generation bitcoin miners in the amount appropriate for the Power actually provided there (each a “[***] Miner” and collectively the “[***] Miners”), and (C) the [***] Facility recent generation bitcoin miners in the amount appropriate for the Power actually provided there (each a “[***] Miner” and collectively the “[***] Miners” and together with the [***] Miners and the [***] Miners being each a “Miner” and collectively the “Miners”), in each case as specified in and according to the delivery schedule to be set forth in the Binding Agreements in coordination with the Availability Schedule as set forth below. Cipher will provide customary representations and warranties as to (a) its ownership of the Miners, (b) their working condition, and (c) provenance. Cipher will also indemnify, subject to reasonable limitations, Standard Power for any direct losses suffered by Standard Power caused by material defects in the Miners not related to any action or inaction of Standard Power in their maintenance.

Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

Hosting Infrastructure:	Standard Power shall provide at each Facility specialized containers in an amount necessary to host the respective Miners at such Facility in each case as designed for and adequate in capacity to host the Miners as specified in, and to be purchased by Standard Power from BF pursuant to, the Container Purchase Agreement. Standard Power shall guarantee that the Containers will be properly installed and maintained in a secure location in the Facilities and properly connected to the Infrastructure (as defined below) and as approved by Cipher in advance in writing.

Containers:	Standard Power shall purchase the Containers from BF for an approximate delivered price of [***] per Container, with potential for price optimization. Each Container shall be manufactured by or for BF to be utilized for bitcoin mining by servers of similar specifications as the Miners. The Container Purchase Agreement shall include customary representations and warranties as to (a) their working condition and (b) provenance.

Infrastructure:

Standard Power shall provide and maintain in good working order and condition all supporting structures and security installations necessary for the Containers and the Miners.

Standard Power shall develop and maintain in good working order and condition all required interconnection electric facilities, fiber internet and related equipment to produce mid-voltage point of connection at 13.8kV power (the “Power”) and via its electrical substation having a connection to a 69kV or higher power line (the “Interconnection Electric Facilities” and together with the supporting structures and installations being the “Infrastructure”).

Standard Power warrants that the Interconnection Electric Facilities at the [***] Facility are either fully available or will be fully available as of the execution of the Binding Agreements, while the Interconnection Electric Facilities at the other Facilities will not be so available until Standard Power has taken possession of those Facility sites and installed the required Infrastructure in each thereof after receiving confirmation by the local utility (AEP) that its system can, respectively, (A) immediately provide initially 80MW and up to 200 MW via interconnection with the existing 138 kV line(s) adjacent to the [***] Facility and (B) immediately provide 80 MW via interconnection with the existing 138 kV transmission line adjacent to the to the [***] Facility, in each case in accordance with the Availability Schedule. Standard Power shall notify Cipher in writing immediately upon confirmation of its ability to provide the above MW at the [***] and [***] Facilities.

Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

The Power (as defined below) shall be delivered at the respective delivery points at low voltage at each respective Facility. Standard Power shall develop the Interconnection Electric Facilities to produce low-voltage points of connection at 220V-277V (phase to neutral), including but not limited to step-down transformers, pole line and high voltage wiring to connect containers to the core substation electrical infrastructure at the Facilities.

Power Capacity and Volumes:	Standard Power undertakes to supply a minimum of 40MW of power capacity (being at the [***] Facility) and use commercially reasonable efforts to supply up to 200MW total power capacity to Cipher overall at the three Facilities as provided in the Availability Schedule set forth in the Hosting Agreement (the “Required Power”). Cipher shall be required to utilize the full amount of the Required Power (up to 200MW) under the Hosting Agreement provided that in the case of (i) Facility B, Standard Power shall have reasonably satisfied Cipher on or before one hundred twenty (120) days after the execution of the Binding Agreements that it has secured the BTCR Seat and an Interconnection Agreement from [***] in respect of not less than 80MW, and (ii) Facility C, Standard Power shall have reasonably satisfied Cipher on or before one hundred twenty (120) days after the execution of the Binding Agreements that it has secured the BTCR Seat and an Interconnection Agreement from [***] in respect of not less than 80MW, in each case failing which Cipher shall have the right in its discretion to terminate all legally binding obligations it may have in respect of such Facility under or pursuant to the Binding Agreements without cost or penalty of any kind. For the avoidance of doubt, the above provisos and relevant conditions do not include installation and deployment of the Interconnection Electric Facilities.

Right of First Refusal of Additional Power:	In addition to the Required Power, the Parties agree that Standard Power will use reasonable commercial efforts to be able to offer Cipher the usage of an additional 100 MWs of power capacity among the Facilities (the “Additional Power”). Once Standard Power is in position to do so, it will provide Cipher with notice thereof, Cipher will have a reasonable opportunity to accept such offer in whole or part (its “Right of First Refusal”) before Standard Power offers such capacity to third parties. If Cipher exercises such Right of First Refusal it shall thereafter be obligated to provide the Miners to utilize it subject in all similar respects to the Binding Agreements and the term Power herein shall refer to both the Required Power and the Additional Power to the extent accepted.

Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

Metering Point:	The Parties agree that the meter shall be at the connection point to a 69kV or 138kV or higher power line (the “Metering Point”).

Additional Information:

Promptly following execution of this Term Sheet, Standard Power shall provide to Cipher the following information and materials as to each of the Facilities unless provided otherwise:

a) interconnection permission (technical requirements and/or configuration of the infrastructure in the connection point(s)) (“Interconnection Agreements”) for the [***] Facility only with the equivalent for the other Facilities as soon as practicable, including:

•  primary voltage;

•  number of connection point(s);

•  power per connection point;

•  location of connection point (s);

•  other relevant information for downstream distribution infrastructure design.

b) land plot details:

•  GPS coordinates of the Facilities;

•  total size of the plot (should be 400-500 m2 per MW);

•  preliminary cable route from the connection point (s) to the land plot;

c) status on engineering design (layout, energy, civil, internet); and

d) internet: list of internet providers available adjacent to the land plot and point of contacts.

Availability Schedule:

Standard Power shall develop and procure the Interconnection Electric Facilities capacity in accordance with the following schedule:

•  [***] Facility: Minimum 40 MW as of 31 October 2021.

•  [***] Facility: Subject to best efforts of the Parties, an additional 200MW of power to be supplied by no later than 31 December 2022.

•  [***] Facility: Subject to best efforts of the Parties, an additional 80MW of power to be supplied by no later than 31 December 2022.

Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

Hosting and Operational Service Hosting Fee. Fees (the “Fees”):

The “Hosting Fee” shall be the total of the “Base Hosting Fee” and the “Infrastructure Fee” and the “Bitcoin Profits Sharing Fee”, subject always to the applicable Hosting Fee Cap defined below.

Provided that Standard Power has developed and commissioned the Infrastructure and started supplying the Power, the Hosting Fee shall be the following:

•  For the Initial Term (as defined below), the Base Hosting Fee shall be [***] MWh utilized by the Miners (the “Utilized Energy”).

•  The Infrastructure Fee shall be [***] per MWh of Utilized Energy for use of the Infrastructure; and

•  The Bitcoin Profits Sharing Fee during the Initial Term shall be [***] only throughout the Initial Terms (as defined below) of the Hosting Agreement. Thereafter, if the Term of the Hosting Agreement is extended, the Bitcoin Profits Sharing Fee shall be reduced to [***] for the following five-year Term.

The Hosting Fee shall be subject to an overall cap of [***] per MWh of Utilized Energy for the whole of the Initial Terms. Thereafter, if the term of the Hosting Agreement is extended, the Hosting Fee shall be subject to an overall cap of [***] per MWh of Utilized Energy for the whole of the following five-year term (each being a “Hosting Fee Cap”).

During the Initial Terms, the aggregate average Base Hosting Fee is projected to be equivalent to [***] per total installed and available MWhs.

The Utilized Energy will be calculated on the basis of actual KWhs and kWs used on a monthly basis at the Metering Point. Bitcoin Profits means the Bitcoins mined at the Facilities minus the power, maintenance, pool and remote service expenses and costs (including, for the avoidance of doubt, the Base Hosting Fee and the Operational Service Fee). For the purposes of this section Profit Share, the value of Bitcoins shall be measured at the Bitcoin closing price in USD for each day of the calendar month according to the Bitcoin Price Index published on www.coinmarketcap.com.

Operational Service Fee. The Operational Service Fee with respect to operation and maintenance (including but not limited to spare parts, staff, land, Internet, security, water, etc) of each Facility and all the Infrastructure, except Miners, shall be [***] per MW of the Utilized Energy per month.

Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

Supply Guarantee:	Standard Power shall be entitled at its sole discretion and without any liability to BF to curtail the Power at each Facility for a maximum of 3% of total hours of power supply per rolling twelve-month period during the Term (the “Curtailment Events”). A Curtailment Event shall mean at least a 1-hour window during which Standard Power in its sole discretion shall be entitled to reduce, partially or fully, the power supply following 30-minute written notice to BF.

Term:	Subject to the rights of either Party to terminate as set forth in the Binding Agreements, the term of the Hosting Agreement shall begin on the 1st day of the month following the later of the date when the first Miners are delivered to the [***] Facility and the date when the Interconnection Electric Facilities are functionally connected to the Containers in which such Miners are installed; provided, however, that the effective date for the terms applicable to each Facility shall commence on the later of the date when the first Miners are delivered to that Facility and the date when the Interconnection Electric Facilities are functionally connected to the Containers in which such Miners are installed at that Facility. The term of the Hosting Agreement shall continue for five (5) years thereafter respectively for each Facility (the “Initial Terms”). Subsequently, the Initial Terms shall automatically renew on the same terms (or as modified by agreement of the Parties) for a period of five (5) years unless either Party provides notice to the other Party of its intent to terminate the Hosting Agreement at least three (3) months prior to expiration of the then current Term.

Cipher Early Termination Right:

After expiry of the first twelve (12) months of the Initial Term, Cipher may terminate the Hosting Agreement with three (3) months’ prior written notice (the expiry date of such period being the “Early Termination Date”) subject to penalty in an amount (the “Early Termination Payment”) equal to the sum of the aggregate of:

(i) [***] declining in linear fashion monthly in a 60-month line commencing on date of execution of the respective Hosting Agreement through the end of the respective Initial Term, calculated as at the Early Termination Date; and

(ii)  As calculated by reference to the Early Termination Date:

a.   twelve (12) months of Base Hosting Fee [***] from month thirteen (13) through month twenty-four (24);

Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

b.  nine (9) months of Base Hosting Fee [***] from month twenty-five (25) through month thirty-six (36);

c.   six (6) months of Base Hosting Fee [***] from month thirty-seven (37) through month forty-eight (48); and

d.  three (3) months of Base Hosting Fee [***] from month forty-nine (49) through month sixty (60),

in each case assessed on all utilized power at the Early Termination Date.

Events of Default, Termination Rights and Remedies:

A. Standard Power Events of Default. If any of the following events (each, a “Standard Power Event of Default”) shall occur and be continuing:

a) Standard Power fails to pay any electrical bill to the extent that electrical power is cut off from any Facility so as to make Mining impossible for a material period; or

b) Standard Power fails to maintain the insurance required in all material respects; or

c) The Hosting Agreement for any Facility is terminated, or declared void or held to be in breach of applicable law or regulation (in whole or in any material respect) by an applicable court or governmental authority in the United States; or

d) Standard Power breaches or fails to comply with any other of its material obligations under the Binding Agreements and fails to cure such breach within fifteen (15) days’ notice thereof by Cipher (or, where appropriate, such shorter period as may be agreed in the Binding Agreements); or

e) Standard Power commences a voluntary bankruptcy proceeding under the United States Bankruptcy Code; or

f) Standard Power becomes the subject of an involuntary bankruptcy proceeding under the United States Bankruptcy Code and such proceeding is either converted to a voluntary proceeding or is not dismissed within ninety (90) days after such involuntary proceeding was commenced; or

g) A material number of Miners is lost, damaged, stolen, destroyed or seized by a governmental agency after it had been placed at a Facility in the possession of Standard Power but prior the termination of the Binding Agreement; or

Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

h) a Force Majeure Event (as defined below) continues for more than three weeks;

then, Cipher will be entitled to declare that the Hosting Agreement for each Facility adversely impacted thereby is immediately terminated and be further entitled to the appropriate Standard Power Damages set forth below.

A Standard Power Event of Default shall, inter alia, include events where Standard Power: (i) fails to provide Power for any reason whatsoever (including Change in Law) other than where such failure is due solely to the occurrence of a Cipher Event of Default or Force Majeure for a material period of time; or (ii) exceeds for any reason whatsoever the permitted maximum time of the Curtailment Event.

In the event of a Standard Power Event of Default that is not caused by the occurrence of a Force Majeure Event of any duration, in addition to Cipher’s other rights and remedies available under the Hosting Agreement or law, Standard Power shall pay the aggregate of, in each case as applied to the Facility or Facilities that was the subject of the Standard Power Event of Default:

(i) [***] MW declining in linear fashion monthly in a 60-month line commencing on date of execution of the Hosting Agreement through end of the Initial Term, calculated as at the date of Standard Power Event of Default; and~~;~~

(ii)  calculated by reference to the date of Standard Power Event of Default:

a.   twelve (12) months of Bitcoin Profits if the Standard Power Event of Default occurred from month one (1) through month twenty-four (24);

b.  nine (9) x months of Bitcoin Profits if the Standard Power Event of Default occurred from month twenty-five (25) through month thirty-six (36);

c.   six (6) x months of Bitcoin Profits if the Standard Power Event of Default occurred from month thirty-seven (37) through month forty-eight (48); or

d.  three (3) x months of Bitcoin Profits if the Standard Power Event of Default occurred from month forty-nine (49) through month sixty (60);

where “Bitcoin Profits” for each of (ii) a-d inclusive above shall be based on average profits for the most recent 6-month period prior to the relevant date of default (the “Standard Power Damages”). Standard Power shall be entitled to pay the Standard Power Damages by way of cash or equivalent reduction of the Fees for the relevant period of time.

B. Cipher Events of Default. If any of the following events (each, a “Cipher Event of Default”) shall occur and be continuing:

(a) Cipher fails to deliver the required minimum amount of Miners as set forth in the Availability Schedule; or

(b) Cipher takes any action to cause the delivered Miners either to be removed or cease functioning (in each case in breach of the Hosting Agreement); or

(c) Cipher fails to make any payment required to be paid when due, EXCEPT to the extent of the amount of such payment which Cipher is the subject of a bona fide dispute by Cipher of the calculation thereof by giving Standard Power a notice in reasonable detail setting forth the basis for it dispute until such dispute has been resolved; or

(d) Cipher or BF breaches or fails to comply with its obligations under the Binding Agreements and fails to cure such breach within fifteen (15) days’ notice thereof by Standard Power (or, where appropriate, such shorter period as may be agreed in the Binding Agreements); or

(e) Cipher or BF commences a voluntary bankruptcy proceeding under the United States Bankruptcy Code; or

(f) Cipher or BF becomes the subject of an involuntary bankruptcy proceeding under the United States Bankruptcy Code and such proceeding is either converted to a voluntary proceeding or is not dismissed within ninety (90) days after such involuntary proceeding was commenced;

then, Standard Power will be entitled to declare that the Hosting Agreement for each Facility adversely impacted thereby is immediately terminated and be further entitled to the appropriate Cipher Damages set forth below.

In the event of a Cipher Event of Default, in addition to Standard Power’s other rights and remedies available under the Hosting Agreement or law (including without limitation its rights as a secured party in possession of the Miners), Cipher shall pay an amount equal to the Early Termination Payment as applied to the Facility or Facilities that was the subject of the Standard Power Event of Default calculated by reference to the date of Cipher Event of Default (the “Cipher Damages”) for the period in which the Cipher Event of Default occurred (as if that was the Early Termination Date) except that a Cipher Event of Default in the first year will be calculated as if occurring between month thirteen (13) and month twenty-four (24).

The Parties agree that the representations & warranties and events of default clauses of the Hosting Agreement shall include in respect of each Party reasonable (i) cure periods and (ii) quantitative and/or temporal definitions in relation to ‘materiality’ in each case where appropriate.

Force Majeure Event:

A Force Majeure Event means an event or circumstance which prevents one Party from performing its obligations, which event or circumstance, which is not within the reasonable control of, or the result of the negligence of, the Claiming Party, and which, by the exercise of due diligence, the Claiming Party is unable to overcome or avoid or cause to be avoided. Force Majeure includes, without limitation, strikes, lockouts or other industrial disputes (whether involving the workforce of either Party), act of God or nature, invasion, terrorist attack or threat of terrorist attack, war (whether declared or not) or threat or preparation for war, riot, civil commotion, accident, fire, explosion, flood, storm, lightening, earthquake, subsidence, epidemic or other natural disaster.

To the extent either Party is prevented by Force Majeure from carrying out, in whole or part, its obligations under the Hosting Agreement (the “Claiming Party”) gives notice and details of the Force Majeure to the other Party as soon as practicable, then the Claiming Party shall be excused from the performance of its obligations with respect to the Hosting Agreement (other than the obligation to make payments then due or becoming due with respect to performance prior to the Force Majeure). The Claiming Party shall remedy the Force Majeure with all reasonable dispatch. The non-Claiming Party shall not be required to perform or resume performance of its obligations to the Claiming Party corresponding to the obligations of the Claiming Party excused by Force Majeure.

Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit because such information is both (i) non-material and (ii) would be competitively harmful if publicly disclosed.

Representations and Warranties

In addition to the specific representations and warranties referred to above, the Hosting Agreement shall include at least the following:

Each of Cipher and BF shall represent and warrant and covenant that, as of the execution of the Binding Agreements:

•  It will have had full power and authority to enter into the Binding Agreements and perform its obligations thereunder; and

•  Upon the execution by both the Parties of the Binding Agreements, they shall be the legal, valid and binding obligation of it; and

•  Cipher will have obtained all licenses and authorization to deliver the Miners to the Facilities and operate the Miners in the State of Ohio; and

•  Will not assign or sublet any of its rights or obligations under this Term Sheet or any Binding Agreement to any person or entity that is not wholly controlled by or under wholly common control with Bitfury Holding B.V without the express prior written consent of Standard Power.

Standard Power shall represent and warrant and covenant that, as of the execution of the Binding Agreements:

•  It will have had full power and authority to enter into the Binding Agreements and perform its obligations thereunder; and

•  Upon the execution by both the Parties of the Binding Agreements, they shall be the legal, valid and binding obligation of it; and

•  It will have obtained and maintain all necessary permits, consents, approvals, licenses, and authorizations required for its performance of the Hosting Agreement including without limitation all Interconnection Agreements and BTCR Seats (collectively the “Permits”) at the [***] Facility and will be pursuing expeditiously the procurement of all Permits for the other Facilities; and

•  It will have obtained and maintains all applicable permits on environmental impact for the [***] Facility and will be pursuing expeditiously the procurement of all applicable permits on environmental impact for the other Facilities.

Confidentiality:	Unless required by law or regulation, no Party shall knowingly or intentionally disclose in a public manner the terms of this Term Sheet or the Binding Agreements contemplated hereby, and each Party shall treat as confidential the other party’s contributions and any information supplied by such other Party; provided that the Parties shall be entitled to disclose details of these terms and conditions and the proposed Binding Agreements to its employees, directors, shareholders, investors, lenders, attorneys and advisers on a need-to-know basis. No public statement shall be made, without the prior written consent of the other Party, unless required by law or regulation. This section shall be binding upon the Parties.

Assignment:	Neither Party shall be able to assign this Term Sheet without the other Party’s prior written consent subject to any permitted assignments. This section shall be binding upon the Parties.

Costs and Expenses:	Each Party shall bear its own costs, whether legal, administrative, notarial, travel-related, technical or other, related to the negotiation, preparation and execution of this Term Sheet, or otherwise connected with the negotiation, preparation and execution of the Binding Agreements. This section shall be binding upon the Parties.

Expiration of Term Sheet:	This Term Sheet shall automatically terminate upon the earlier of: (i) the execution of the Binding Agreements between the Parties; or (ii) one hundred eighty (180) days from the date of execution of this Term Sheet. This section shall be binding upon the Parties.

Counterparts:	This Term Sheet may be signed in counterparts, each of which shall be deemed an original and all such counterparts shall be deemed on and the same instrument. Signatures to this Term Sheet may be transmitted by facsimile or electronic transmission and shall be deemed to be as valid as an original if transmitted by facsimile or electronic transmission. This section shall be binding upon the Parties.

Governing Law:	This Term Sheet and any disputes or claims arising out of or in connection with them or their subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of the State of New York, excluding choice of law rules. This section shall be binding upon the Parties.

Dispute Resolution:	All disputes, disagreements or claims, arising out of the Term Sheet or in connection with it, including any question regarding its existence, performance, violation, termination or invalidity, must, at the request of any Party, be referred to a senior representative of each of the Parties for resolution on an informal basis as promptly as practicable. In the event the Parties are unable to satisfactorily resolve their dispute within thirty (30) calendar days of such referral to the senior representatives, upon the request of either Party, the Parties shall endeavor to resolve their dispute by mediation which shall be non-binding. A Party’s request for mediation shall be made in writing and delivered to the other Party. The Parties shall share the mediator’s fee and any filing fees equally. The mediation shall be held in New York, New York unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof. This section shall be binding upon the Parties.

Contingencies And Acceptance:

THE PARTIES UNDERSTAND AND AGREE THAT UNTIL A DEFINITIVE AGREEMENT HAS BEEN EXECUTED AND DELIVERED, NO CONTRACT, OR AGREEMENT PROVIDING FOR A TRANSACTION AMONG THE PARTIES SHALL BE DEEMED TO EXIST AMONG THE PARTIES AND NO PARTY WILL BE UNDER ANY LEGAL OBLIGATION OF ANY KIND WHATSOEVER WITH RESPECT TO THIS TERM SHEET BY VIRTUE OF THIS OR ANY WRITTEN OR ORAL EXPRESSION THEREOF OTHER THAN THOSE EXPRESSLY STATING THAT THEY ARE BINDING PROVISIONS. THIS TERM SHEET NEITHER OBLIGATES A PARTY TO DEAL EXCLUSIVELY WITH THE OTHER PARTY NOR PREVENTS A PARTY OR ANY OF ITS AFFILIATES FROM COMPETING WITH ANOTHER PARTY OR ANY OF ITS AFFILIATES.

THIS PROPOSAL IS CONTINGENT UPON BOTH CIPHER AND STANDARD POWER RECEIVING ALL REQUISITE APPROVALS.

Please confirm the above is acceptable to you by signing in the space provided below and returning a signed Term Sheet to Cipher.

Sincerely,

CIPHER MINING TECHNOLOGIES INC.	BITFURY HOLDING B.V.	500 N 4TH STREET LLC

By:	By:	By:
Name:	Name: Oleg Blinkov	Name: Maxim Serezhin
Title:	Title: Director	Title: Chief Executive Officer